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                                 Exhibit 23.5
                             Stephens Inc. Consent


      The undersigned hereby consents to the inclusion of its opinion as an exhibit to the Registration Statement on Form S-4 of Key Production Company, Inc. and to the references to the undersigned and the summarization of such opinion in the Registration Statement.

February 12, 1996

                   STEPHENS INC.

                   By /s/ Eugene B. Shepherd, Jr.
                          Eugene B. Shepherd, Jr.,
                          Vice President